UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 29, 2011

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On December 29, 2011, WellCare Health Plans, Inc. (“WellCare”) received executed Amendment #12 (“Amendment #12”) and executed Amendment #13 (“Amendment #13”) to Contract No. 0654 (“Contract 0654”) between the Georgia Department of Community Health (“DCH”) and WellCare of Georgia, Inc. (“WCGA”), a wholly-owned subsidiary of WellCare.

Amendment #12 is an amended and restated version of Contract 0654 and revises certain of the terms and conditions pursuant to which WCGA provides services to participants of Georgia’s Medicaid, PeachCare for Kids and Planning for Healthy Babies programs.  Among other things, Amendment #12:

•
Adds two additional one-year option terms to the contract, exercisable by DCH, which potentially extends the total term of Contract 0654 until June 30, 2014 (the current one-year term expires June 30, 2012);

•
Provides plans the option to expand statewide provided they are able to demonstrate compliance with contract requirements in all service regions (WCGA is the only participating managed care plan currently operating statewide);

•	Requires plans to increase payments to providers in an amount consistent with the provider rate increases included in the State of Georgia’s 2011 fiscal year budget;

•
Requires each plan to provide DCH with an annual Statement on Standards for Attestations Engagements Number 16 (“SSAE 16”) “type 2” report for periods ending on or after June 15, 2011, in lieu of the annual Statement on Auditing Standards Number 70 (“SAS 70”) report currently required;

•
Requires each plan’s Material Subcontractors (as defined in Amendment #12) to provide DCH annual SAS 70 reports for periods ending before June 15, 2011 and annual SSAE 16 reports for periods thereafter;

•	Adds specific requirements regarding claims adjustment requests, including timeframes for providers to request adjustments and for plans to respond to such requests;

•	Updates certain performance measures applicable to the plans;

•	Adds new reporting requirements relating to performance measures, utilization management, prior authorization and pre-certification, pharmacy audits and pharmacy costs;

•	Expands requirements relating to geographic access reporting and disclosures of ownership and control interest; and

•	Eliminates incentive payments to plans for exceeding mandatory requirements relating to blood lead screening and dental visits.

Amendment #13 sets forth the updated table of rates payable to WCGA under Contract 0654 effective July 1, 2011.  WellCare has requested confidential treatment of this specific information.  However, as previously disclosed, WellCare anticipates Amendment #13 will result in a net rate increase under Contract 0654 of approximately 2.5 to 3.0%.

The foregoing description does not purport to be a complete description of the parties’ rights and obligations under Amendments ## 12 and 13.  The above description is qualified in its entirety by reference to Amendments ## 12 and 13, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and which are incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements regarding the anticipated effect of the new rates contained in Amendment #13 that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on current expectations, are predictive in nature, and involve known and unknown risks and uncertainties that may cause WellCare’s actual outcomes and results to differ materially from those projected or contemplated in the forward-looking statements.  These risks and uncertainties include, but are not limited to, uncertainties related to the demographic mix of members served by WCGA.  For example, if the demographic profile of members served after the new rates are effective differs from WellCare’s projections, the effect of the new rates will vary from WellCare’s current estimates.  Forward-looking statements in this Current Report on Form 8-K should be evaluated and read in conjunction with the other risks and uncertainties that affect the Company’s business, including those found under the captions “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and in other filings by the Company with the U.S. Securities and Exchange Commission, which contain discussions of the Company’s business and the various factors that may affect it.  Given these risks and uncertainties, we can give no assurances that any results or events projected or contemplated by our forward-looking statements will in fact occur and we caution you not to place undue reliance on these statements.  The Company undertakes no duty to update these forward-looking statements to reflect any future events, developments, or otherwise.

Item 9.01                      Financial Statements and Exhibits.

(d)   Exhibits.

The following exhibits are filed as part of this report:

10.1	Amended and Restated Contract No. 0654 (Amendment #12) between the Georgia Department of Community Health and WellCare of Georgia, Inc. for Provision of Services to Georgia Families*

10.2	Amendment #13 to Contract No. 0654 between the Georgia Department of Community Health and WellCare of Georgia, Inc. for Provision of Services to Georgia Families*

*Portions of these exhibits have been omitted pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2012	WELLCARE HEALTH PLANS, INC. /s/Thomas L. Tran
Thomas L. Tran
Senior Vice President and Chief Financial Officer

Exhibit Index

10.1	Amended and Restated Contract No. 0654 (Amendment #12) between the Georgia Department of Community Health and WellCare of Georgia, Inc. for Provision of Services to Georgia Families*

10.2	Amendment #13 to Contract No. 0654 between the Georgia Department of Community Health and WellCare of Georgia, Inc. for Provision of Services to Georgia Families*

*Portions of these exhibits have been omitted pursuant to a request for confidential treatment.